UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

Surge Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52522	98-0550352
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3124 Brother Blvd, Suite 104, Bartlett, TN	38133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 302-9587

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2019, Surge Holdings, Inc., a Nevada corporation (“Buyer” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with GBT Technologies Inc., a Nevada corporation (“Seller”).

Under the Purchase Agreement, the Company has purchased substantially all of the assets, and specified liabilities, of the Seller’s ECS Prepaid business, Electronic Check Services business, and the Central State Legal Services business (collectively the “Business”). The Purchase Agreement provides that the Company assumed Seller’s liabilities incurred after the effective date of the Purchase Agreement, but only to the extent such obligations and liabilities were not caused by or related to any action or inaction by Seller prior to the effective date of the Purchase Agreement. The Purchase Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company acquired substantially all of the assets related to the Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of four million dollars ($4,000,000) to the Seller (the “Note”), and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) restricted shares of the Company’s common stock to the Seller (the “Shares”).

The Note has an effective date of September 27, 2019 and has a term of eighteen (18) months until the maturity date. The Note shall not bear interest and shall be convertible at the option of the Seller starting from the sixth month anniversary of the effective date. The conversion price of the Note shall equal the volume weighted average price of the Company’s common stock on the trading market which the common stock is then trading over the previous twenty (20) days prior to the conversion date, provided that the conversion price shall never be lower than $0.10 or higher than $0.70. The Note provides that the Company retains the right to prepay all or any portion of the principal without any prepayment penalty. In addition, in connection with the issuance of the Note, the Seller agreed that, for the eighteen (18) months following the effective date, Seller will not dispose of the Shares or shares issued as a result of the conversion of the Note, in an amount greater than seven and one-half percent (7.5%) of the trading volume of the Company’s shares of common stock during the previous month.

The foregoing description of the Purchase Agreement and the Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement and the Note, a copy of which will be filed as an exhibit to Surge Holdings, Inc.’s Quarterly Report on Form 10-Q covering the fiscal quarter ending September 30, 2019.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 regarding the Purchase Agreement is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the Note is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

As of October 2, 2019, the Shares have not yet been issued. When issued, the Shares will be issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surge Holdings, Inc.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Chief Executive Officer

Dated: October 2, 2019